EXHIBIT 99.2

Investor and Analyst Contact: Jeffrey S. Beyersdorfer (602) 286-1530	Media Contact: Gary Hanson (602) 286-1777

WESTERN REFINING ANNOUNCES START-UP OF
DELAWARE BASIN LOGISTICS PROJECT

Company Evaluating Additional Logistics Projects

EL PASO, Texas - April 11, 2013 - Western Refining, Inc. (NYSE:WNR) announced today the start-up of its Mason Station Crude Oil Terminal in Reeves County, Texas (“Mason Station”) which is the first phase of the Company’s Delaware Basin Crude Oil Gathering System (“Delaware Basin System”).  Mason Station is owned and operated by a subsidiary of the Company.  Mason Station includes crude oil storage, truck offloading stations, and a pipeline connection to the Kinder Morgan El Paso crude oil pipeline (“Kinder Morgan Line”).

The second phase of the Delaware Basin System includes approximately 50 miles of crude oil gathering lines in Southern New Mexico and West Texas and is expected to be completed during the second quarter of 2013.  When completed, phases one and two of the Delaware Basin System will be capable of delivering up to 100,000 barrels per day of shale crude oil to the Kinder Morgan Line for delivery to Western’s El Paso refinery.  The refinery is currently processing approximately 25,000 barrels per day of the Delaware Basin-sourced crude oil.

Western also announced it is evaluating the feasibility of the third and fourth phases for this project.  Phase three would connect its Delaware Basin System to its existing 16 inch TexNew Mex pipeline in Chaves County, New Mexico.  This connection would provide additional supply flexibility for new shale crude oil to its El Paso, Texas and Gallup, New Mexico refineries.  Phase four includes evaluation of the feasibility of expanding Western’s rail capabilities at its Gallup refinery.  Currently, the Gallup refinery has capacity to load six tanker rail cars per day which could be expanded to 20 tanker rail cars per day.

Jeff Stevens, President and CEO of Western commented, “We continue to explore all options to expand and enhance our logistics capabilities in the Permian Basin and Four Corners regions.  Our unique location and existing infrastructure present us with a number of opportunities to maximize our flexibility to deliver shale crude oil to both our refineries, and potentially others, by capitalizing on the increased crude oil production in these regions.”

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western's asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained herein include statements about future:  completion of gathering lines including the timing and cost thereof, ability to deliver crude oil to the Kinder Morgan Line and El Paso refinery up to 100,000 barrels per day or at all, ability of the El Paso refinery to process Delaware Basin-sourced crude oil, expansion of the Delaware Basin System including connection to the TexNew Mex Pipeline and expansion of rail capabilities at Gallup, supply flexibility for delivery of new shale crude oil to our refineries or others, expansion and enhancement of our logistics capabilities in the Permian Basin and Four Corners regions, and our ability to capitalize on increased crude oil production.  These statements are subject to the general risks inherent in our business and may or may not be realized.  Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission.  The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.